EXHIBIT 5.1
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                                                                   June 25, 2002

PalWeb Corporation
1607 West Commerce Street
Dallas, Texas  75208

       Re: PalWeb Corporation - Registration Statement on Form S-8 Relating to 2,000,000 Shares of Common Stock Subject to the Stock Option Plan, as Amended, of PalWeb Corporation

Ladies and Gentlemen:

       On May 11, 2002, the Board of Directors of PalWeb Corporation (the "Company") adopted, and on April 22, 2002, the shareholders of the Company approved, the Company's Stock Option Plan, as amended (the "Plan"), pursuant to which 2,000,000 shares (adjusted for the 1 for 50 reverse stock split effective June 25, 2002) of common stock, $0.0001 par value per share, of the Company (the "Shares") have been reserved for issuance upon the exercise of options that may be granted pursuant to the Plan.

       You have requested our advice with respect to the legality of the Shares issuable upon exercise of options that may be granted pursuant to the Plan.

       We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

       Based on the foregoing, and upon consideration of applicable law, it is our opinion that the Shares that may be issued pursuant to options granted under the Plan will, upon payment therefor and delivery thereof in accordance with the Plan, be validly issued, fully paid and non-assessable.

       We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to the reference to this firm in the Registration Statement and the related Prospectus.


                                               Respectfully submitted,

                                               CROWE & DUNLEVY
                                               A PROFESSIONAL CORPORATION


                                               By: /s/ Jeffrey T. Hills
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                                                   Jeffrey T. Hills